Exhibit 2

                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                             MINOTTO PARTNERS, L.P.



     THIS LIMITED PARTNERSHIP AGREEMENT, made and entered into the 14th day of November, 1997, by and among MINOTTO MANAGEMENT COMPANY, LLC, a Georgia limited liability company; and GENE J. MINOTTO, an individual resident of the State of Georgia;
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THE LIMITED  PARTNERSHIP  INTERESTS IN MINOTTO PARTNERS,  L.P. (THE "INTERESTS")
ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN ARTICLE 14 OF THIS AGREEMENT. THE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN
REGISTERED UNDER (i) THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED (THE "GEORGIA ACT"), IN RELIANCE UPON THE EXEMPTION PROVIDED IN SECTION 10-5-9(13) OF THE OFFICIAL CODE OF GEORGIA ANNOTATED, (ii) UNDER ANY OTHER STATE SECURITIES LAWS, OR (iii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF ARTICLE 14 OF THIS AGREEMENT AND (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE GEORGIA ACT OR IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE GEORGIA ACT OR THAT IS OTHERWISE IN COMPLIANCE WITH THE GEORGIA ACT, (ii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY OTHER APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER SUCH SECURITIES LAWS OR THAT IS OTHERWISE IN COMPLIANCE WITH SUCH SECURITIES LAWS, AND (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR THAT IS OTHERWISE IN COMPLIANCE WITH THE FEDERAL ACT.

                              W I T N E S S E T H:


     WHEREAS, the parties hereto desire to form a limited partnership under the laws of the State of Georgia for the purposes hereinafter described; and

     WHEREAS, the parties hereto desire to set forth herein their respective rights, duties and responsibilities with respect to such limited partnership;

     NOW, THEREFORE, in consideration of the premises, and of the mutual promises, obligations and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE 1

               FORMATION OF PARTNERSHIP; NAME AND PRINCIPAL OFFICE

     1.1 Formation. The parties hereto do hereby agree to and do hereby form a limited partnership under the Revised Uniform Limited Partnership Act of the State of Georgia (said limited partnership being hereinafter referred to as the "Partnership").

     1.2 Name, Registered Agent and Registered Office. The name of the Partnership shall be Minotto Partners, L.P., its registered agent for service of process shall be Gene J. Minotto and the registered office of the Partnership shall be located at 115 Wilderbluff Court, Atlanta, Georgia 30328, or at such other place as the General Partner may from time to time designate.

                                    ARTICLE 2

                                    PARTNERS

     2.1 General Partner. The general partner of the Partnership and its percentage interest in the Partnership as set forth opposite its name are:

           GENERAL PARTNER                              PERCENTAGE INTEREST
           ---------------                              -------------------
           Minotto Management Company, LLC                       1.00%

The general partner, together with such persons, firms or entities as may hereafter be admitted to the Partnership as substitute or additional general partners, are referred to herein individually and collectively as the "General Partner."

     2.2 Limited Partner. The limited partner of the Partnership and his percentage interest in the Partnership as set forth opposite his name is:

           LIMITED PARTNER                              PERCENTAGE INTEREST
           ---------------                              -------------------
           Gene J. Minotto                                        99%

The limited partner, together with such persons, firms or entities as may hereafter be admitted to the Partnership as substitute or additional limited partners, are referred to herein individually as a "Limited Partner" and collectively as the "Limited Partners." The General and Limited Partners are referred to herein collectively as the "Partners" and individually as a "Partner."

                                    ARTICLE 3

                             PURPOSE OF PARTNERSHIP

     The primary purpose of the Partnership shall be to invest and reinvest the property contributed to the Partnership or later acquired by the Partnership for current income production and for long term appreciation and to engage in such other activities and businesses as the General Partner, in its sole discretion, deems appropriate. Without limiting the generality of the foregoing, it is anticipated that the Partnership will assist in maintaining and centralizing control of the Partnership property in the Minotto family; avoiding undue fractionalization of interests in the Partnership property; providing flexibility not available through other types of entities; and promoting knowledge and communication within the Minotto family regarding the Partnership property.


                                    ARTICLE 4

                                      TERM

     The term of the Partnership shall commence upon the filing for record of a Certificate of Limited Partnership for the Partnership in the office of the Secretary of State of the State of Georgia, and shall continue until the Partnership is dissolved, liquidated, and terminated pursuant to Article 16 hereof.

                                    ARTICLE 5

                              CAPITAL CONTRIBUTIONS

     5.1 Initial Contributions. Simultaneously with the execution hereof, each of the Partners has contributed the property set forth opposite such Partner's name on the Schedule attached hereto and incorporated herein by this reference (the "Schedule"). The agreed value of the property so contributed is also set forth on the Schedule.

     5.2 Additional Capital Contributions. No Partner shall be required to make additional contributions to the Partnership. No Partner shall be permitted to make additional contributions to the Partnership without the consent of the General Partner.

     5.3 Capital Accounts. A separate capital account shall be maintained for each Partner, and such capital account, as of any particular date, shall be the sum of the following amounts:

          (i) The amount of cash plus the agreed upon net fair market value (as of the date of contribution) of any other property that has been contributed by the Partner to the Partnership as of such date; plus
                                                                    ----

          (ii) The aggregate amount of the Partnership's Net Profit that has been allocated to such Partner as of such date pursuant to Section 5.4 and
     Article 6 hereof; minus
                       -----

          (iii) The aggregate amount of the Partnership's Net Loss that has been allocated to such Partner as of such date pursuant to Section 5.4 and
     Article 6 hereof; minus
                       -----

          (iv) The sum of all distributions of cash and the agreed upon net fair market value (as of the date of distribution) of any other property that has been distributed to such Partner by the Partnership as of such date.

The provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Treasury Regulation ss.1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. In the event that any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the capital account of the transferor to the extent it relates to the transferred interest.

     5.4 Revaluation of Capital Accounts. The General Partner shall determine the gross fair market value as of each Valuation Date, as hereinafter defined, of each asset owned by the Partnership at the opening of business on such Valuation Date, and shall adjust the book value of each such asset to equal such gross fair market value. The Partnership shall be deemed to have sold all of its assets for such values as of such Valuation Date. Any gain or loss deemed to have been realized by the Partnership as a result of such deemed sale of its assets shall be treated as an additional item of Net Profit or Net Loss, as the case may be, and shall be allocated to the Partners as provided in Article 6 hereof. "Valuation Date" shall mean for purposes of this Agreement any date designated by the General Partner, provided that on such date either:

          (a) a contribution is made to the capital of the Partnership by one or more Partners under Section 5.2 hereof other than contributions made by all of the Partners in proportion to their respective capital account balances as of such date, or

          (b) a distribution of cash or other property is made by the Partnership to one or more Partners under Article 7 hereof other than a distribution made to all of the Partners in proportion to their respective capital account balances as of such date.

     5.5 Interest on and Return of Capital. Each Partner acknowledges that such Partner's return on his, her or its capital account will be limited to allocations of Net Profit and Net Loss as set forth in Article 6 hereof, and except as otherwise provided in Article 16 hereof, no Partner shall have the right to interest on his, her or its capital account or the right to demand or to receive the return of the specific property contributed by that person to the capital of the Partnership.

     5.6 Waiver of Right of Partition. Each of the Partners hereby waives and agrees not to exercise during the term of this Agreement any right he, she or it may have to cause the Partnership's property to be partitioned or divided among the Partners or to file a complaint or institute any proceeding at law or in equity to cause the Partnership's property to be partitioned or otherwise divided among the Partners.

     5.7 Valuation Adjustments. The value of any property contributed to the Partnership under Sections 5.1 or 5.2, above, shall be adjusted for all purposes of this Agreement to reflect any value determined in a final valuation report obtained or accepted by the Partnership in connection with the contribution.

                                    ARTICLE 6

              PROFITS, LOSSES AND DISTRIBUTIVE SHARES OF TAX ITEMS

     For purposes of this Agreement, the Partnership's Net Profit or Net Loss, as the case may be, for each taxable year of the Partnership shall be an amount equal to the Partnership's taxable income or loss for such year as determined under Internal Revenue Code ("I.R.C.") ss.703(a), except that (i) such Net Profit or Net Loss shall be computed as if items of tax-exempt income and nondeductible, noncapital expenditures (under I.R.C. ss.ss.705(a)(1)(B) and 705(a)(2)(B)) realized and incurred by the Partnership during such taxable year were included in the computation of taxable income or loss, (ii) Book Depreciation (as hereinafter defined) for such year shall be taken into account in computing such taxable income or taxable loss in lieu of any amortization, depreciation or cost recovery deductions to which the Partnership is entitled for such year; (iii) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the book value of such property as adjusted pursuant to Section 5.4 above, notwithstanding that the adjusted tax basis of such property differs from its book value as so adjusted; and (iv) items that are required to be specifically allocated under I.R.C. ss. 704(c) shall not be taken into account in computing such taxable income or loss. "Book Depreciation" for each taxable year means an amount computed for such year with respect to the depreciable assets of the Partnership in the manner provided in Treasury Regulation ss. 1.704-1(b)(2)(iv)(g)(3). The Partnership's Net Profit or Net Loss, as the case may be, for each taxable year of the Partnership and each item of income, gain, loss, deduction or credit of the Partnership for federal or state income tax purposes shall be allocated to the Partners in proportion to the balances standing in their respective capital accounts as of the beginning of the year; provided, however, that such allocations among the Partners with respect to periods within the taxable year shall be made in a manner the General Partner determines is appropriate to reflect any change in the proportionate capital account balances of the Partners during the taxable year. Further provided, that tax items with respect to property that is subject to I.R.C. ss. 704(c) or the Regulations thereunder shall be allocated in accordance with said provision and Regulations. Each Partner acknowledges that taxable income or loss will be allocated to such Partner individually upon a sale by the Partnership of property that such Partner has contributed to the Partnership to reflect any difference between such Partner's basis in the property and its fair market value at the time of the contribution. Any such sale of property contributed by more than one Partner shall be a sale of property consisting pro rata of amounts of such property contributed by each such Partner of the Partnership, and each Partner hereby consents to such pro rata sales of contributed property.

                                    ARTICLE 7

                            DISTRIBUTIONS TO PARTNERS

     The cash or other assets of the Partnership may be distributed by the Partnership to the Partners, at such times, and in such amounts, as the General Partners may reasonably determine, in proportion to the positive balances, if any, standing in the Partners' respective capital accounts, taking into account the reasonable capital needs of the Partnership. Prior to a distribution in kind of property of the Partnership, in liquidation or otherwise, the difference between the value of the property to be distributed and its book value shall be credited or charged, as appropriate, to the Partners' capital accounts in proportion to their respective positive capital account balances, if any, as of such time (but said adjustment to capital accounts is not intended to duplicate any adjustment to capital accounts pursuant to Section 5.4 above). The Partnership shall withhold and pay over to the applicable taxing authorities all taxes or withholdings, and all interest, penalties, additions to tax, and similar liabilities in connection therewith (hereinafter "Withheld Taxes") to the extent that the General Partners determine that such withholding and/or payment is required by any law, rule or regulation, including, without limitation, Section 48-7-129 of the Official Code of Georgia Annotated. The General Partners shall determine to which Partners such Withheld Taxes are attributable, and all amounts so withheld with respect to any allocation or distribution to any Partner shall be treated as amounts distributed to such Partner pursuant to the first sentence of this Article 7 for all purposes of this Agreement.

                                    ARTICLE 8

                            MANAGEMENT OF PARTNERSHIP

     8.1 Authority of the General Partner. Except as otherwise specifically provided in this Agreement, all decisions relating to the business and affairs of the Partnership, and all designations and elections required or permitted to be made by the Partnership under this Agreement, shall be made by the General Partner.

     8.2 Investment Advisors. The General Partner shall be authorized to engage investment advisors for the Partnership and to delegate to them full power and authority to decide upon and to order sales of Partnership property and to decide upon and to order purchases of assets by the Partnership. Any such delegation of authority may be general or may contain such conditions and restrictions as may be determined by the General Partner.

     8.3 Third Party Reliance. No person dealing with the Partnership shall be required to inquire into the authority or capacity of the General Partner to act on behalf of the Partnership or to bind the Partnership, but any such person shall be entitled to rely entirely on action taken on behalf of the Partnership through a written instrument signed by the General Partner, including, without limitation, action taken to delegate investment authority pursuant to Section
8.2 hereof.

     8.4 Limited Partners' Participation in Management. The Limited Partners, in their capacity as such, shall not participate in the management of the Partnership and shall have no right or authority to act for or bind the Partnership or the Partners.

                                    ARTICLE 9

                 INVESTMENT REPRESENTATIONS OF LIMITED PARTNERS

     9.1 Investment Intent. Each Limited Partner does hereby represent and warrant to the Partnership and to the General Partner that such Limited Partner has acquired his, her or its interest in the Partnership for investment solely for his, her or its own account, with the intention of holding such interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such interest, and without the financial participation of any other person in acquiring such interest.

     9.2 Unregistered Limited Partnership Interests. Each Limited Partner does hereby acknowledge that he, she or it is aware that his, her or its interest in the Partnership has not been registered (a) under the Securities Act of 1933, as amended (the "Federal Act"), or (b) under any state securities laws. Each Limited Partner further understands and acknowledges that his, her or its representations and warranties contained in this Article 9 are being relied upon by the Partnership and by the General Partner as the basis for the exemption of the Limited Partners' interests in the Partnership from the registration requirements of the Federal Act and from the registration requirements of applicable state securities laws. Each Limited Partner further acknowledges that the Partnership will not and has no obligation to recognize any sale, transfer or assignment of all or any part of his, her or its interest in the Partnership as a Limited Partner to any person unless and until the provisions of Article 14 hereof have been fully satisfied.

     9.3 Nature of Investment. Each Limited Partner hereby acknowledges that prior to his, her or its execution of this Agreement, he, she or it has received a copy of this Agreement and a copy of the Certificate of Limited Partnership of the Partnership and that he, she or it has examined such documents or caused such documents to be examined by his, her or its representative or attorney. Each Limited Partner hereby further acknowledges that he, she or it or his, her or its attorney is familiar with this Agreement, with the Certificate of Limited Partnership of the Partnership, and with the Partnership's intention to invest and reinvest its assets in such manner as the General Partner determines, subject to the limitations set forth above. Each Limited Partner further acknowledges that he, she or it does not desire any further information or data relating to the Partnership, its assets or the General Partner. Each Limited Partner hereby acknowledges that he, she or it understands that the purchase of his, her or its interest in the Partnership is a speculative investment involving a high degree of risk and does hereby represent that he, she or it has a net worth sufficient to bear the economic risk of investing in the Partnership and to justify his, her or its investing in a highly speculative venture.

     9.4 Legend on Agreement and Certificate. Each Limited Partner hereby acknowledges and agrees that the legend reflecting the restrictions imposed on the transfer of his, her or its interest in the Partnership pursuant to Article 14 hereof, under the Federal Act and under any state securities law shall be placed on the first page of this Agreement and on the first page of the Certificate of Limited Partnership of the Partnership.


                                   ARTICLE 10

                                POWER OF ATTORNEY

     10.1 Grant of Power. Each Limited Partner does hereby irrevocably constitute and appoint the General Partner as his, her or its true and lawful agent and attorney-in-fact, in his, her or its name, place and stead, to make, execute, consent to, swear to, acknowledge, record and file:

          (a) A Certificate of Limited Partnership under the applicable laws of the State of Georgia and under the applicable laws of any other jurisdiction in which the General Partner deems such filing to be necessary or desirable;

          (b) Any and all amendments or modifications to said Certificate which may be deemed necessary or appropriate by the General Partner to reflect any amendment or modification to this Agreement made in compliance with
     Section 17.2 below; and

         (c) All certificates and other instruments which may be required to effectuate the dissolution and termination of the Partnership pursuant to the provisions of this Agreement.

     10.2 Irrevocability of Power. It is expressly understood, intended and agreed by each Limited Partner for himself, herself or itself, his, her or its successors and assigns, that the grant of the power of attorney to the General Partner pursuant to Article 10.1 above is coupled with an interest, is irrevocable and shall survive the death or legal incompetency of the Limited Partner or the assignment of his, her or its interest in the Partnership.

                                   ARTICLE 11

                          BANKING AND CUSTODY OF ASSETS

     The funds of the Partnership shall be kept in one or more separate bank accounts in the name of the Partnership in such banks or other federally insured depositories as may be designated by the General Partner or shall otherwise be invested in the name of the Partnership in such manner and upon such terms and conditions as may be designated by the General Partner. All withdrawals from any such bank accounts or investments established by the Partners hereunder shall be made on such signature or signatures as may be designated by the General Partner. The funds and other assets of the Partnership may also be held in an account with such brokerage firms as may be designated by the General Partner.

                                   ARTICLE 12

                                   ACCOUNTING

     12.1 Accounting Period. The annual accounting period of the Partnership shall end on the last day of the calendar year.

     12.2 Method of Accounting. The Partnership's books of account shall be maintained, and its income, gains, losses and deductions shall be determined and accounted for in accordance with such method of accounting as may be adopted for the Partnership for federal income tax purposes.

     12.3 Financial and Operating Statements and Tax Returns. At the close of each taxable year of the Partnership, the Partnership shall have unaudited financial statements prepared and distributed to each Partner. Such financial statements shall reflect the results of the operations of the Partnership for such year, the unpaid balance due on all obligations of the Partnership, each Partner's share of the Net Profit or Net Loss of the Partnership for such year, each Partner's distributive share of all tax items of the Partnership for such year, and all other information as may be required to enable each Partner to prepare his, her or its federal, state and local income tax returns in accordance with all then applicable laws, rules and regulations. The Partnership also shall cause to be prepared and filed all federal, state and local income tax returns required of the Partnership for each taxable year.

     12.4 Location of and Access to Books of Account. The Partnership's books of account shall be kept at such locations as may be designated by the General Partner, and each Partner shall at all times have access thereto.

                                   ARTICLE 13

                              ADMISSION OF PARTNERS

     Except as otherwise provided in Article 14 hereof, no person, firm, corporation or other entity shall be admitted to the Partnership as either a general or a limited partner without the consent of the General Partner.


                                   ARTICLE 14

                        TRANSFER OF PARTNERSHIP INTERESTS

     14.1 Transfer of Interest of Limited Partner. No Limited Partner shall sell, assign, transfer, mortgage, pledge, encumber, hypothecate or otherwise dispose of all or any part of his, her or its interest in the Partnership to any person, firm, corporation or other entity without the prior or simultaneous written consent of the General Partner to any such proposed disposition. In the event a Limited Partner transfers all or any part of his, her or its interest in the Partnership after having first obtained such written consent, such transfer shall be valid and effective only if the transferring Limited Partner and his, her or its transferee:

          (a) execute, acknowledge and deliver to the General Partner such instruments of transfer and assignment as are in form and substance satisfactory to the General Partner; and

          (b) furnish to the General Partner such assurances as it may request, including, without limitation, an opinion of counsel, which opinion and which counsel are satisfactory to the General Partner, that the transferring Limited Partner's interest in the Partnership has been registered for sale under the Securities Act of 1933, as amended, and under all applicable state securities laws, or that registration under the Securities Act of 1933 and under all applicable state securities laws is not required.

     14.2 Substituted Limited Partner.

          (a) In the event a Limited Partner transfers all or any part of his, her or its interest in the Partnership in compliance with the provisions of
     Section 14.1, above, the transferee of such Limited Partner shall have the right to become a substituted Limited Partner of the Partnership, provided that:

               (i) the transferring Limited Partner has given his, her or its transferee such right;

               (ii) the transferring Limited Partner and his, her or its transferee execute and deliver such instruments as the General Partner deems necessary or desirable to effect such substitution;

               (iii) such transferee accepts and agrees in writing to be bound by all of the terms and provisions of this Agreement;

               (iv) such transferee pays all reasonable expenses connected with such substitution; and

               (v) the General Partner, in its sole and absolute discretion, consents to the substitution of such transferee as a substituted Limited Partner.

          (b) A deceased Limited Partner shall be deemed to have given his, her or its successor in interest the right to become a substituted Limited Partner, provided such successor in interest is a member of the class described in Section 14.5(b) hereof.

     14.3 Transfer of Interest as General Partner. The General Partner covenants and agrees that it will not sell, assign, transfer, mortgage, pledge, encumber, hypothecate or otherwise dispose of all or any part of its interest in the Partnership as General Partner to any person, firm, corporation or other entity without first having obtained the written consent of all of the Partners to any such proposed disposition.

     14.4 Permitted Transfer of General Partner's Interest. In the event the General Partner transfers full and complete ownership of all or any portion of its interest in the Partnership as General Partner in compliance with the provisions of Section 14.3 above, the Partnership shall continue, and the transferee of such interest shall be admitted to the Partnership as a General Partner with the same interest in Partnership Net Profit or Net Loss, tax items, capital and distributions, the same obligations with respect to contributions to the capital of the Partnership, and the same rights and obligations to participate in the management of the Partnership, as the transferring General Partner had with respect to the transferred interest in the Partnership; provided, however, that any such transferee shall be subject to the terms and conditions of this

Agreement and shall promptly execute and deliver to the Partnership such documents as may be necessary or appropriate, in the opinion of counsel to the Partnership, to reflect such transferee's admission to the Partnership as a General Partner and his, his, her or its or its agreement to be bound by all of the terms and conditions of this Agreement.

     14.5 Excepted Transfers . Notwithstanding any other provision of this Agreement to the contrary, if:

          (a) any interest of a General Partner or of a Limited Partner in the Partnership is transferred by gift, sale, as a result of the death or legal incompetency of a Partner, or upon distribution to a beneficiary of a trust that is a Partner, whether such distribution is by operation of law or otherwise; and

          (b) the transferee is a member of the class consisting of:

               (i) Gene J. Minotto, his descendants and any trust created and existing for the primary benefit of him or one or more of their descendants;

               (ii) a trust  established  for the primary benefit of a spouse of
          Gene J.Minotto or a spouse of a descendant of Gene J. Minotto, where such spouse does not possess a power of appointment or other power of disposition over the property in such trust, other than a power exercisable only in favor of descendants of Gene J. Minotto, and where the remainder interest in such trust shall in all events be distributed to persons or trusts described in the immediately preceding clause (i) or to trusts described in this clause (ii); and

               (iii) upon the death of any Partner, his or her duly qualified and acting personal representatives, provided that all persons or trusts who are to receive any part of the Partnership interest under the terms of such Partner's Will or under the applicable laws of intestate succession are persons or trusts described in clauses (i) and (ii) of this paragraph (b), the transfer shall be valid, whether the interest transferred is the interest of a General Partner or of a Limited Partner, and in either case, the transferee shall be admitted as a substituted Limited

Partner on the terms and conditions of this Article 14, but without the requirement of the consent of the General Partner.

     14.6 Attempted Transfers in Contravention. Any attempted transfer of an interest in the Partnership in contravention of this Article 14 shall be void and shall not bind or be recognized by the Partnership. Transfers restricted by this Article 14 shall include both voluntary and involuntary transfers and transfers by operation of law, except as otherwise expressly provided herein.


                                   ARTICLE 15

                                   WITHDRAWALS

     The General Partner covenants and agrees that it will not withdraw or retire from the Partnership except as a result of a permitted transfer of its entire interest in the Partnership as a General Partner pursuant to Sections 14.3, 14.4 or 14.5 hereof, and that it will carry out its duties and responsibilities hereunder until the Partnership is dissolved, liquidated and terminated pursuant to Article 16 hereof.


                                   ARTICLE 16

             DISSOLUTION, LIQUIDATION AND TERMINATION OF PARTNERSHIP

     16.1 Dissolving Events. The Partnership shall be dissolved, liquidated and terminated only upon the happening of any of the following events:

          (a) The election by the General Partner to terminate the  Partnership;
     or

          (b) The happening of a "Disabling Event" (as defined in Section 16.2 hereof), unless:

               (i) there is any other acting General Partner willing to continue the Partnership; provided, however, that the interest of the disabled General Partner shall thereupon be converted to the interest of a Limited Partner in the Partnership; or

               (ii) within the ninety (90) day period immediately following the happening of such Disabling Event, the Limited Partners unanimously consent to continue the Partnership and elect a new General Partner. Upon such consent to continue the Partnership, the personal representative or beneficiary of the disabled General Partner shall succeed to such Partner's interest in the Partnership in the same manner and on the same terms as provided in Section 14.4 hereof; provided, however, that the interest of the disabled General Partner shall thereupon be converted to the interest of a Limited Partner in the Partnership.

     The events specified in O.C.G.A. Section 14-9-602(a)(4) and (5) shall not result in dissolution of the Partnership.

     16.2 Disabling Events. For purposes of this Agreement, the term "Disabling Event" shall have the following meaning:

          (i) the death or dissolution of a General Partner; or

          (ii) a determination by a court of competent jurisdiction that a General Partner is legally incompetent.

     16.3 Method of Liquidation. Upon the happening of any of the events specified in Section 16.1 above that require the Partnership to be dissolved, liquidated and terminated, all of the Partnership's assets shall be applied and distributed in the following order of priority:

          (a) To the payment of the debts and liabilities of the Partnership other than to Partners and to the expenses of liquidation in the order of priority as provided by law; then to

          (b) The establishment of any reserves which the General Partner deems necessary for any contingent or unforeseen liabilities or obligations of the Partnership; provided, however, that any such reserves shall be paid over to a bank or other designated agent to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Partners deem advisable, of distributing the balance of such reserves in the manner hereinafter provided in this Article; then to

          (c) The repayment of any liabilities or debts, other than capital accounts, of the Partnership to any of the Partners; then to

          (d) The Partners in proportion to the positive balances, if any, then standing in their respective capital accounts. No Partner with a deficit capital account balance shall have any obligation to make any contribution to the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to anyone else.

     16.4 Reasonable Time for Liquidation. A reasonable time shall be allowed for the orderly liquidation of the Partnership's assets pursuant to Section 16.3 above in order to minimize the losses normally attendant upon such a liquidation.

     16.5 Date of Termination. The Partnership shall terminate when all of its assets shall have been applied and distributed in accordance with the provisions of Section 16.3 above. The establishment of any reserves in accordance with the provisions of Section 16.3 above shall not have the effect of extending the term of the Partnership, but any such reserves shall be distributed in the manner provided in such Section upon expiration of the period of such reserve.

                                   ARTICLE 17

                               GENERAL PROVISIONS

     17.1 Notices. Except as otherwise specifically provided herein, whenever any notice or other communication is required or permitted to be given hereunder, such notice or other communication shall be in writing and shall be (as elected by the party giving such notice)

          (a) delivered in person; or

          (b) sent by U.S. registered or certified mail, return receipt requested, postage prepaid to the person to whom the notice is intended to be given at the address he, she or it has previously furnished in writing to the Partnership or to his, his, her or its last known address. Any notice or other communication delivered in person shall be deemed effectively given when delivered, and any notice or other communication mailed as hereinabove provided shall be deemed effectively given on the date of mailing.

     17.2 Modifications. No change or modification of this Agreement shall be valid or binding upon a Partner, nor shall any term or condition of this Agreement be considered waived by a Partner, unless the change, modification or waiver is in writing and is signed by such Partner. Notwithstanding the foregoing, an amendment to this Agreement shall be valid and binding on all Partners if its purpose is to reflect the admission of a new Partner or the transfer of an interest in the Partnership (in either case in compliance with the other provisions of this Agreement), and it is signed by the General Partner and, as the case may be, the newly admitted Partner or the transferor and transferee Partners.

     17.3 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Partners, and their respective legal representatives, transferees, heirs, successors and assigns, subject to the limitations in
Article 14 hereof.

     17.4 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of the provision in any other jurisdiction.

     17.5 Arbitration.

          (a) Agreement to Arbitrate. Any controversy, dispute or claim arising out of or relating to this Agreement or any transaction hereunder shall be settled by a single arbitrator appointed in accordance with this Section
     17.5. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the state in which the arbitration is convened.

          (b) Procedure. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in effect. The party desiring the arbitration (the "Claimant") shall give to the other party or parties (the "Respondent") written notice of the Claimant's desire to arbitrate, specifying the questions to be arbitrated and naming an arbitrator agreeable to the Claimant. Within a reasonable time thereafter, not exceeding thirty (30) days, the Respondent shall give in like manner written notice, specifying any additional questions to be arbitrated and either agreeing to the arbitrator named by the claimant or naming an alternate arbitrator. If the parties are unable to agree on an arbitrator within thirty (30) days thereafter, the parties shall immediately notify the AAA and the AAA shall appoint the arbitrator in accordance with its then existing rules for appointment of an arbitrator from the AAA's National Panel of Commercial Arbitrators. The arbitration shall be conducted in the state in which the Respondent is domiciled at the time the arbitration is convened. The award rendered by the arbitrator shall be final, and judgment may be entered upon the award in any court having jurisdiction of the matter.

          (c) Enforcement. For the purpose of enforcing any arbitration award granted herein or enforcing any other provisions or rights hereunder, the parties hereby agree and consent to in personam jurisdiction in the courts of the State of Georgia or the domicile of any party at the time of such enforcement, at the selection of the person instituting such enforcement.

          (d) Costs. As a part of the arbitration award and in addition to such other relief as may be granted, the prevailing party in the arbitration proceeding shall be entitled to the costs of arbitration, including reasonable attorneys' fees as determined by the arbitrator, together with any costs, including reasonable attorneys' fees as determined by the court, incurred by the prevailing party in court enforcement of the arbitration award after it is rendered by the arbitrator. If any party voluntarily dismisses a claim or counterclaim, the other party shall be considered the prevailing party with respect to such claim or counterclaim.

     17.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     17.7 Construction. This Agreement shall be interpreted and construed in accordance with the internal laws of the State of Georgia. The Article, Section and other headings herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. As used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine or neuter gender shall each include both other genders, all as appropriate in the given context.

                                                 [SIGNATURES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed, sealed, and delivered this Agreement effective as of the date first above written.


                                                 GENERAL PARTNER

                                                 MINOTTO MANAGEMENT COMPANY, LLC



                                                 By: /s/ Gene J. Minotto
                                                     ---------------------------
                                                     Gene J. Minotto, Member

Signed, sealed and delivered
in my presence this 14th
day of November, 1997

/s/
-----------------------
Unofficial Witness

/s/
-----------------------
Notary Public

         [SEAL]


                                                 By: /s/ Marc Minotto
                                                     ---------------------------
                                                     Marc Minotto, Member

Signed, sealed and delivered
in my presence this 14th
day of November, 1997

/s/
-----------------------
Unofficial Witness

/s/
-----------------------
Notary Public

         [SEAL]

                                    SCHEDULE



                                       Property                    Fair Market
                                      Contributed                     Value
                                      -----------                  -----------

General Partner
---------------
Minotto Management Company, LLC       Cash                        $  100,000


Limited Partner
---------------
Gene J. Minotto                       300,000 shares of           $9,112,500
                                      common stock of
                                      Fuqua Enterprises, Inc.

                       CERTIFICATE OF LIMITED PARTNERSHIP
                            OF MINOTTO PARTNERS, L.P.


         1. The name of the Partnership is Minotto Partners, L.P.

         2. The registered office of the Partnership is located at 115 Wilderbluff Court, Atlanta, Georgia 30328 and the initial agent for service of process for the Partnership is Gene J. Minotto, whose address is the same as that of the registered office of the Partnership.
--------------------------------------------------------------------------------


THE LIMITED PARTNERSHIP INTERESTS IN MINOTTO PARTNERS, L.P. (THE "INTERESTS") ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN ARTICLE 14 OF THE LIMITED PARTNERSHIP AGREEMENT OF MINOTTO PARTNERS, L.P. (THE "AGREEMENT"). THE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER
(i) THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED (THE "GEORGIA ACT"), IN RELIANCE UPON THE EXEMPTION PROVIDED IN SECTION 10-5-9(13) OF THE OFFICIAL CODE OF GEORGIA ANNOTATED, (ii) UNDER ANY OTHER STATE SECURITIES LAWS, OR (iii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF ARTICLE 14 OF THE AGREEMENT AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE GEORGIA ACT OR IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE GEORGIA ACT OR THAT IS OTHERWISE IN COMPLIANCE WITH THE GEORGIA ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY OTHER APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER SUCH SECURITIES LAWS OR THAT IS OTHERWISE IN COMPLIANCE WITH SUCH SECURITIES LAWS, AND (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR THAT IS OTHERWISE IN COMPLIANCE WITH THE FEDERAL ACT.

         3. The name and business address of the General Partner of the Partnership is as follows:

                           Minotto Management Company, LLC
                           115 Wilderbluff Court
                           Atlanta, Georgia 30328


         Executed on the date indicated by the General Partner of Minotto Partners, L.P.



GENERAL PARTNER                                            DATE EXECUTED
---------------                                            -------------

MINOTTO MANAGEMENT
COMPANY, LLC


By: /s/ Gene J. Minotto                                    November 14, 1997
    -----------------------
    Gene J. Minotto, Member


By: /s/ Marc Minotto                                       November 14, 1997
    -----------------------
    Marc Minotto, Member




                                       -2-